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                                                                EXHIBIT 2


        Pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Endwave Corporation or any subsequent acquisitions or dispositions of equity securities of Endwave Corporation by any of the undersigned.

Dated: October 21, 2005                ARTHUR STEINBERG, ESQ.,as the Receiver
                                       of Wood River Capital Management,
                                       L.L.C., Wood River Associates, L.L.C.,
                                       Wood River Partners, L.P. and Wood River
                                       Partners Offshore, Ltd., to the extent
                                       contemplated by the Order dated October
                                       13, 2005, entered in the Receivership
                                       case in the United States District Court for the Southern District of New York


                                       By:  /s/ Arthur Steinberg
                                       Name: Arthur Steinberg
                                       Title:   Receiver